Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Operating Segment and Market

For the Quarters Ended December 31, 2013 and 2012

and September 30, 2013 and

the Years Ended December 31, 2013 and 2012

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2013
Composite Materials	$210.7	$61.2	$52.9	$324.8
Engineered Products	72.9	27.6	1.5	102.0
Total	$283.6	$88.8	$54.4	$426.8
	66%	21%	13%	100%

Third Quarter 2013
Composite Materials	$191.2	$67.6	$53.8	$312.6
Engineered Products	70.8	26.8	2.1	99.7
Total	$262.0	$94.4	$55.9	$412.3
	63%	23%	14%	100%

Fourth Quarter 2012
Composite Materials	$169.5	$68.9	$59.7	$298.1
Engineered Products	64.7	24.5	—	89.2
Total	$234.2	$93.4	$59.7	$387.3
	61%	24%	15%	100%

Year Ended December 31, 2013
Composite Materials	$804.3	$271.9	$210.7	$1,286.9
Engineered Products	280.2	104.0	7.1	391.3
Total	$1,084.5	$375.9	$217.8	$1,678.2
	65%	22%	13%	100%

Year Ended December 31, 2012
Composite Materials	$685.7	$268.7	$276.5	$1,230.9
Engineered Products	258.4	88.3	0.6	347.3
Total	$944.1	$357.0	$277.1	$1,578.2
	60%	23%	17%	100%